UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 27, 2013

Solitron Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On March 27, 2013, Solitron Devices, Inc. (the "Company") entered into a Settlement Agreement (the "Agreement") with the State of Florida Department of Environmental Protection ("FDEP").  In connection with the Company's bankruptcy, in 1993, the United States Bankruptcy Court for the Southern District of Florida confirmed the Company's Fourth Amended Joint Plan of Reorganization (the "Confirmed Plan") and determined that FDEP was the holder of an allowed unsecured claim against the Company.  The Company was ordered to pay FDEP a total of $36,001.20 over time in connection with FDEP's unsecured claim against the Company.  As of the date of the Agreement, the Company has paid FDEP an aggregate of $12,443.23 in connection with FDEP's unsecured claim against the Company.   FDEP also filed a lawsuit against the Company in the Circuit Court of the Nineteenth Judicial Circuit of Florida in and for Martin County, Florida (the "Circuit Court") and the Circuit Court entered a consent final judgment (the "Consent Judgment") in favor of FDEP, which was amended on September 27, 1995 (the "Amended Consent Judgment").  The Consent Judgment and Amended Consent Judgment provided for the funding of the cleanup of soil and groundwater contamination occurring at two parcels of property, referred to as the Riviera Beach Site and the Port Salerno Site.

As required by the Consent Judgment, the Company created the Riviera Beach Site Escrow Account and the Port Salerno Site Escrow Account, and periodically deposited funds into each account.  The Company later sold the Riviera Beach Site and the Port Salerno Site.  In accordance with the provisions of the Consent Judgment and Amended Consent Judgment, the proceeds of the sale of the two Sites were transferred to FDEP and/or the United States Environmental Protection Agency, as directed by FDEP.  Following the sale of the Riviera Beach Site, the balance of funds in the Riviera Beach Escrow Account was distributed as directed by FDEP and the Account was closed.  Following the sale of the Port Salerno site and distribution of the proceeds of sale, as directed by FDEP, $57,920.31 remained in the Port Salerno Site Escrow Account.  As of October 24, 2012, FDEP contended that the Company’s financial obligations under the Consent Judgment and Amended Consent Judgment totaled $214,820.00; combined with the outstanding balance on FDEP’s unsecured claim of $23,557.97, the Company’s total indebtedness to FDEP was $238,377.97.

Pursuant to the Agreement, the Company settled and satisfied all of FDEP's claims related to the Confirmed Plan, the Consent Judgment, the Amended Consent Judgment, the Riviera Beach Escrow Account and the Port Salerno Escrow Account with the payment to FDEP of the total sum of $165,000.  This payment included the transfer of the remaining funds in the Port Salerno Escrow Account, plus the payment by the Company of an additional sum to reach the total settlement amount of $165,000.  On Friday, March 29, 2013, the Escrow Agent for the Port Salerno Site Escrow Account transferred the balance of the funds in that account to FDEP.  In addition, on March 29, 2013, the Company wired the sum of $107,079.87, representing the balance of funds owed by the Company under the Agreement.  In return for the receipt of said funds, the Agreement provides for mutual releases among the parties.  The Company has no further obligations to FDEP under the Confirmed Plan, the Consent Judgment, the Amended Consent Judgment, the Riviera Beach Escrow Account and the Port Salerno Escrow Account.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated March 27, 2013, by and between the State of Florida Department of Environmental Protection and Solitron Devices, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2013	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer
& Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated March 27, 2013, by and between the State of Florida Department of Environmental Protection and Solitron Devices, Inc.